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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS





        We consent to the incorporation by reference in this registration
statement on Form S-8 (File No. 333-   ) of our report, dated March 14, 1996,
on our audits of the consolidated financial statements and financial statement schedule of Getty Petroleum Corp. and Subsidiaries as of January 31, 1996 and 1995, and for each of the three years in the period ended January 31, 1996, which report is included in the Annual Report on Form 10-K of Getty Petroleum Corp. for the fiscal year ended January 31, 1996.





                                                    /s/ COOPERS & LYBRAND L.L.P.



New York, New York
March 13, 1997